====================================


                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                             NATIONSBANK CORPORATION

                                       and

                              THE BANK OF NEW YORK

                          Dated as of December 4, 1996


                      =====================================

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                                TABLE OF CONTENTS
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                                   ARTICLE I
                                   DEFINITIONS

         SECTION 1.1       Definition of Terms....................................................................2

                                   ARTICLE II
                    GENERAL TERMS AND CONDITIONS OF THE NOTES

         SECTION 2.1       Designation and Principal Amount.......................................................3
         SECTION 2.2       Maturity...............................................................................4
         SECTION 2.3       Form and Payment.......................................................................4
         SECTION 2.4       Global Form............................................................................4
         SECTION 2.5       Interest...............................................................................6

                                   ARTICLE III
                             REDEMPTION OF THE NOTES

         SECTION 3.1       Tax Event Redemption...................................................................7
         SECTION 3.2       Optional Redemption by Company.........................................................7
         SECTION 3.3       No Sinking Fund........................................................................8

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

         SECTION 4.1       Extension of Interest Payment Period...................................................8
         SECTION 4.2       Notice of Extension....................................................................9
         Section 4.3       Limitation of Transactions.............................................................9

                                    ARTICLE V
                                    EXPENSES

         SECTION 5.1       Payment of Expenses...................................................................10
         Section 5.2       Payment Upon Resignation or Removal...................................................11

                                   ARTICLE VI
                          COVENANT TO LIST ON EXCHANGE

         SECTION 6.1       Listing on an Exchange................................................................11

                                   ARTICLE VII
                                  FORM OF NOTE

         SECTION 7.1       Form of Note..........................................................................11

                                  ARTICLE VIII
                             ORIGINAL ISSUE OF NOTES

         SECTION 8.1       Original Issue of Notes...............................................................18

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                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.1       Ratification of Indenture.............................................................19
         SECTION 9.2       Trustee Not Responsible for Recitals..................................................19
         SECTION 9.3       Governing Law.........................................................................19
         SECTION 9.4       Separability..........................................................................19
         SECTION 9.5       Counterparts..........................................................................19

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                                       ii

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                          FIRST SUPPLEMENTAL INDENTURE


                  THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 4, 1996 (the "First Supplemental Indenture"), between NATIONSBANK CORPORATION, a North Carolina corporation (the "Company"), and THE BANK OF NEW YORK, as trustee, (the "Trustee") under the Indenture dated as of November 27, 1996 between the Company and the Trustee (the "Indenture").

                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

                  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of its Securities to be known as its 7.84% Junior Subordinated Deferrable Interest Notes due 2026 (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

                  WHEREAS, under the terms of an Underwriting Agreement dated as of November 27, 1996 (the "Underwriting Agreement"), among the Company and NB Capital Trust I (the "Trust") and the Underwriters named therein (the "Underwriters"), the Trust has agreed to sell to the Underwriters $600,000,000 aggregate liquidation amount of its 7.84% Trust Originated Preferred Securities (the "Preferred Securities") and has granted the Underwriters an option to purchase up to an additional $90,000,000 aggregate liquidation amount of Preferred Securities (the "Option");

                  WHEREAS, under the terms of a Subscription Agreement dated as of November 27, 1996 between the Trust and the Company (the "Subscription Agreement"), the Company has committed to purchase all of the Trust Originated Common Securities ("Common Securities") from the Trust which Common Securities represent at least 3% of the capital of the Trust;

                  WHEREAS, the Trust proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of Common Securities, in Notes, as a result of which the Trust will initially purchase $618,560,000 aggregate principal amount of the Notes, and may, upon exercise of the Option purchase up to an additional

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$92,790,000 aggregate principal amount of the Notes (the
"Additional Notes"); and

                  WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects:

                  NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:



                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1                Definition of Terms.

                  Unless the context otherwise requires:

                  (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

                  (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

                  (c)      the singular includes the plural and vice versa;

                  (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

                  (e) headings are for convenience of reference only and do not affect interpretation;

                  (f) the following terms have the meanings given to them in the Declaration: (i) Business Day; (ii) Clearing Agency;
(iii) Delaware Trustee; (iv) Depositary; (v) No Recognition
Opinion; (vi) Preferred Security Certificate; (vii) Property
Trustee; (viii) Regular Trustees; (ix) Tax Event; and (x)
Underwriting Agreement;


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                  (g)      the following terms have the meanings given to
them in this Section 1.1(g):

                  "Additional Interest" shall have the meaning set forth in Section 2.5.

                  "Compounded Interest" shall have the meaning set forth in Section 4.1.

                  "Declaration" means the Amended and Restated Declaration of Trust of NB Capital Trust I, a Delaware statutory business trust, dated as of November 27, 1996.

                  "Deferred Interest" shall have the meaning set forth in
Section 4.1.

                  "Dissolution Election" means that, as a result of the election of the Company, as Sponsor, the Trust is to be dissolved in accordance with the Declaration, and the Notes held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

                  "Extended Interest Payment Period" shall have the meaning set forth in Section 4.1.

                  "Global Note" shall have the meaning set forth in
Section 2.4.

                  "Maturity Date" means the date on which the Notes mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any.

                  "Non-Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4.

                  "Optional Redemption Price" shall have the meaning set forth in Section 3.2.


                                   ARTICLE II
                    GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.1                Designation and Principal Amount.

                  There is hereby authorized a series of Securities designated the "7.84% Junior Subordinated Deferrable Interest Notes due 2026", limited in aggregate principal amount to $711,350,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Notes

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pursuant to Section 2.04 of the Indenture as well as in any subsequent or supplemental written order of the Company upon the exercise of the Option.

SECTION 2.2                Maturity.

                  The Maturity Date is December 31, 2026.

SECTION 2.3                Form and Payment.

                  Except as provided in Section 2.4, the Notes shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Notes issued in certificated form will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Notes is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Notes held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4                Global Form

                  (a)  In connection with a Dissolution Election,

                           (i)      the Notes in certificated form may be
presented to the Trustee by the Property Trustee in exchange for a Global Note in an aggregate principal amount equal to the aggregate principal amount of all then outstanding Notes (a "Global Note"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. Upon any such presentation, the Company shall execute a Global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Notes issued as a Global Note will be made to the Depositary; and

                           (ii)     if any Preferred Securities are held in Non-
Book-Entry certificated form, the Notes in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non-Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Notes

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presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non-Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be canceled and a Note, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Notes, Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

                  (b) A Global Note may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

                  (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article II of the Indenture, the Trustee, upon written notice from the Company, will authenticate and make available for delivery the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Note. In such event the Company will execute, and subject to Section
2.07 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be canceled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect

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participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5                Interest.

                  (a) Each Note will bear interest at the rate of 7.84% per annum (the "Coupon Rate") from December 4, 1996 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date," commencing on December 31, 1996), to the Person in whose name such Note or any predecessor Note is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Notes of which the Property Trustee is the Holder of a Global Note, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in Book-Entry only form, the relevant record dates shall be March 15, June 15, September 15 and December 15 prior to the regular Interest Payment Date.

                  (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 30-day period. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                  (c) If, at any time while the Property Trustee is the Holder of any Notes, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other domestic taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Notes held by the Property Trustee, such additional amounts as shall be required so that the

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net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.


                                   ARTICLE III
                             REDEMPTION OF THE NOTES

SECTION 3.1                Tax Event Redemption.

                  If a Tax Event has occurred and is continuing prior to December 31, 2001 the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Notes to redeem the Notes, in whole but not in part, for cash within 90 days following the occurrence of such Tax Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"), provided that if at the time there is available to the Company the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 3.2                Optional Redemption by Company.

                  (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article Fourteen of the Indenture, the Company shall have the right to redeem the Notes, in whole or in part, at any time and from time to time, on or after December 31, 2001, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder of the Notes, at the Optional Redemption Price. If the Notes are only partially redeemed pursuant to this Section 3.2, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Notes are registered as a Global Note, the Depositary shall

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determine, in accordance with its procedures, the principal amount of such Notes held by each Holder of Note to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

                  (b) If a partial redemption of the Notes would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Notes in whole.

SECTION 3.3                No Sinking Fund.

                  The Notes are not entitled to the benefit of any sinking fund.


                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1                Extension of Interest Payment Period.
                           ------------------------------------

                  The Company shall have the right, at any time and from time to time during the term of the Notes, to defer payments of interest by extending the interest payment period of such Notes for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Notes, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Notes in whose names the Notes are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the maturity date of the Notes. Upon the termination of any Extended Interest Payment Period and upon

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the payment of all Deferred Interest then due, the Company may commence a new
Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2                Notice of Extension.

                  (a) If the Property Trustee is the only registered Holder of the Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or
(ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

                  (b) If the Property Trustee is not the only Holder of the Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Notes and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Notes.

                  (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

Section 4.3                Limitation of Transactions.

                  If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1, or (ii) there shall have occurred and be continuing any Event of Default or Nonpayment, as defined in the Indenture, then
(a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) purchases or acquisitions of shares of its common stock in
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connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of its capital stock for another class or series of its capital stock or (iii) the purchase of fractional interests in shares of its capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or security being converted or exchanged) or make any guarantee payment with respect thereto and
(b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Notes.

                                    ARTICLE V
                                    EXPENSES

SECTION 5.1                Payment of Expenses.

                  In connection with the offering, sale and issuance of the Notes to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Notes, shall:

                  (a) pay all costs and expenses relating to the offering, sale and issuance of the Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.06 of the Indenture;

                  (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

                  (c)      be primarily and fully liable for any
indemnification obligations arising with respect to the Declaration; and

                  (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

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Section 5.2                Payment Upon Resignation or Removal.
                           -----------------------------------

                  Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.


                                   ARTICLE VI
                          COVENANT TO LIST ON EXCHANGE

SECTION 6.1                Listing on an Exchange.

                  If the Notes are to be issued as a Global Note in connection with the distribution of the Notes to the holders of the Preferred Securities issued by the Trust upon a Dissolution Election, the Company will use its best efforts to list such Notes on the New York Stock Exchange, Inc. or on such other exchange as the Preferred Securities are then listed.


                                   ARTICLE VII
                                  FORM OF NOTE

SECTION 7.1                Form of Note.

                  The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                             (FORM OF FACE OF NOTE)

                  [IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT - This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.


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                  Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any
Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


THIS NOTE IS NOT A SAVINGS ACCOUNT OR A BANK DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF NATIONSBANK CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

No.                                             CUSIP No. ___________




                             NATIONSBANK CORPORATION

               ____% JUNIOR SUBORDINATED DEFERRABLE INTEREST NOTE
                                    DUE 2026

                  NATIONSBANK CORPORATION, a North Carolina corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of _____________ Dollars ($___________) on December __, 2026(the "Maturity Date"), and to pay interest on said principal sum from December __, 1996, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing _______, 199_, at the rate of ____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest

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or other payment in respect of any such delay), except that, if such Business
Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE NOTES ARE NO LONGER REPRESENTED BY A GLOBAL NOTE -- which shall be the close of business on March 15, June 15, September 15 or December 15]. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Note will be made at such place and to such account as may be designated by the Property Trustee.

                  The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Obligations (as defined in the Indenture) and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder

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hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Obligations, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                  This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                  The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name by its duly authorized officers.

                                                     NATIONSBANK CORPORATION

                                                     By: ______________________
                                                     Name:_____________________
[Seal]                                               Title:____________________


Attest:

By:  ______________________
Name: _____________________
Title: ____________________


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                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated ______________________

                                                The Bank of New York,
                                                as Trustee


                                                By ______________________
                                                Authorized Signatory


                            (FORM OF REVERSE OF NOTE)

                  This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of November 27, 1996, duly executed and delivered between the Company and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of December __, 1996, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. By the terms of the Indenture, the Notes are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Notes is limited in aggregate principal amount as specified in said First Supplemental Indenture.

                  Because of the occurrence and continuation of a Tax Event, as defined in the Indenture, in certain circumstances, this Note may become due and payable at the principal amount together with any interest accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part at any time on or after December __, 2001 (an "Optional Redemption"), or at any time in certain circumstances upon the occurrence of a Tax Event, at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice, at the Optional Redemption Price. If the Notes are only partially redeemed by the Company pursuant to an Optional Redemption, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Notes are registered as a Global Note, the Depositary shall determine the principal amount of such Notes held by each Noteholder to be redeemed in accordance with its procedures.

                  In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the

Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

                  The Company shall have the right at any time during the term of the Notes and from time to time to defer payment of interest by extending the interest payment period of such Notes for a period not exceeding 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Notes to the extent that payment of such interest is enforceable under applicable law); provided that no Extended Interest Payment Period may last beyond the Maturity Date of the Notes. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters or extend the Maturity Date of the Notes. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the requirements contained in this paragraph.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. Notes of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW
PROVISIONS THEREOF.



                                  ARTICLE VIII
                             ORIGINAL ISSUE OF NOTES

SECTION 8.1                Original Issue of Notes.

                  Notes in the aggregate principal amount of $711,350,000 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chief Executive Officer, Chief Financial Officer, its President, or any Vice President or its Treasurer, without any further action by the Company.


                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1                Ratification of Indenture.

                  The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 9.2                Trustee Not Responsible for Recitals.
                           ------------------------------------

                  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 9.3                Governing Law.

                  This First Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 9.4                Separability.

                  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9.5                Counterparts.

                  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original;

but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their authorized respective officers as of the day and year first above written.

                                            NATIONSBANK CORPORATION

                                            By: /s/ E. JEFFERY COUCH
                                            Name:E. Jeffery Couch
                                            Title:Senior Vice President



                                            THE BANK OF NEW YORK
                                            as Trustee


                                            By /s/ BYRON MERINO
                                            Name: Byron Merino
                                            Title: Assistant Treasurer

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